UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NURIX THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NURIX THERAPEUTICS, INC.

1700 Owens Street, Suite 205

San Francisco, California, 94158

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 6, 2021

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders of Nurix Therapeutics, Inc. will be held via a virtual meeting due to the public health and travel concerns our stockholders may have and recommendations that public health officials have issued and may issue in light of the coronavirus (COVID-19) pandemic. You will be able to participate in the 2021 Annual Meeting and vote during the 2021 Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/NRIX2021 on Thursday, May 6, 2021 at 9:00 a.m. (Pacific Time). It is important that you retain a copy of the control number found on the proxy card or voting instruction form, as such number will be required in order for stockholders to gain access to the virtual meeting.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.

To elect two Class I directors, each to serve three-year terms through the third annual meeting of stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2021.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 12, 2021 are entitled to receive notice of, and to vote at, the meeting and any adjournments thereof. This Notice and the accompanying proxy statement are being mailed out to stockholders as of the record date beginning on or about March 25, 2021.

For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available upon request by any stockholder for any purpose relating to the meeting. Stockholders can request the list of stockholders through our investor relations website at ir.nurixtx.com/shareholder-resources/contact-ir.

The stockholder list will also be available during the virtual meeting via www.virtualshareholdermeeting.com/NRIX2021.

Your vote as a Nurix Therapeutics, Inc. stockholder is very important. Each share of common stock that you own represents one vote.

For questions regarding your stock ownership, you may contact us through our website at ir.nurixtx.com/shareholder-resources/contact-ir or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, LLC, by email through their website at http:www.astfinancial.com or by phone at 1-800-937-5449 or 1-718-921-8300. Whether or not you expect to attend the virtual meeting, we encourage you to read the proxy statement and vote through the internet or by telephone, or to request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Proxy Information” in the proxy statement.

By Order of the Board of Directors,

Arthur T. Sands
President and Chief Executive Officer

San Francisco, California

March 25, 2021

Important Notice Regarding the Availability of Proxy Materials for the virtual Annual Meeting of Stockholders to be held on May 6, 2021: the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended November 30, 2020 are available at http://www.proxyvote.com. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual meeting.

NURIX THERAPEUTICS, INC.

PROXY STATEMENT FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

NURIX THERAPEUTICS, INC.

1700 Owens Street, Suite 205

San Francisco, California, 94158

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

May  6, 2021

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors of Nurix Therapeutics, Inc. (Nurix Therapeutics or the Company) for use at the Company’s 2021 Annual Meeting of Stockholders (Annual Meeting) to be held via a virtual meeting due to the public health and travel concerns our stockholders may have and recommendations that public health officials have issued and may issue in light of the coronavirus (COVID-19) pandemic. You will be able to participate in the Annual Meeting and vote during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/NRIX2021 on Thursday, May 6, 2021 at 9:00 a.m. (Pacific Time), and any adjournment or postponement thereof. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual meeting.

This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about March 25, 2021. An Annual Report on Form 10-K for the fiscal year ended November 30, 2020 is enclosed with this proxy statement. An electronic copy of this proxy statement and Annual Report on Form 10-K are available at http://www.proxyvote.com.

GENERAL INFORMATION ABOUT THE MEETING

Purpose of the Meeting

At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum

Only holders of record of common stock at the close of business on March 12, 2021, the record date, will be entitled to vote at the meeting. At the close of business on March 12, 2021, 44,315,860 shares of common stock were outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote online at the virtual meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION

Voting Rights; Required Vote

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on March 12, 2021, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.

Stockholder of Record: Shares Registered in Your Name. If on March 12, 2021, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the internet or by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on March 12, 2021, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Each director will be elected by a plurality of the votes cast, which means that the two individuals nominated for election to our Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES”, “WITHHOLD AUTHORITY FOR ALL NOMINEES”, or vote “FOR ALL EXCEPT” one or more of the nominees you specify. You may not cumulate votes in the election of directors. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2021 will be decided by the affirmative vote of the majority of votes cast either “FOR” or “AGAINST” the proposal.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting

The Board of Directors recommends that you vote “FOR ALL NOMINEES” for the election of the Class I directors named in this proxy statement (Proposal 1) and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2021 (Proposal 2).

None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors nominated in Proposal 1.

Abstentions; Withholding; Broker Non-Votes

Abstentions occur when shares present at the Annual Meeting are marked “Abstain.” Under Delaware law, abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. At the Annual Meeting, abstentions will have no effect on Proposal 1 or Proposal 2.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). These broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum, but are not treated as votes cast and, therefore, will have no effect on Proposal 1 or Proposal 2.

Brokers have limited discretionary authority to vote shares that are beneficially owned. While a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only Proposal 2 is considered a routine matter and brokers have discretionary authority to vote shares that are beneficially owned on Proposal 2. If a broker chooses not to vote shares for or against Proposal 2, it would have no effect because it will not be treated as a vote cast for or against the matter. The other proposal presented at the Annual Meeting, Proposal 1, is a non-routine matter and therefore broker non-votes are not deemed to be votes cast for or withheld from a director and will have no effect on Proposal 1.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•

vote online at the Annual Meeting — attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/NRIX2021. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail;

•	vote through the internet — in order to do so, please go to www.proxyvote.com and follow the instructions shown on your proxy card;

•	vote by telephone — in order to do so, please call the toll-free number 1-800-690-6903 and follow the instructions shown on your proxy card; or

•

vote by mail — if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the meeting in the envelope provided.

Votes submitted through the internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 5, 2021. Submitting your proxy, whether by telephone, through the internet or by mail if you requested or received a paper proxy card, will not affect your right to vote online should you decide to attend the virtual meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct how to vote your shares.

For Proposal 1, you may vote “FOR ALL NOMINEES”, “WITHHOLD AUTHORITY FOR ALL NOMINEES”, or vote “FOR ALL EXCEPT” one or more of the nominees to the Board of Directors you specify. For Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the internet or by mail. If you requested or received paper proxy materials by mail, please complete, sign, date and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:

•	delivering to our Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again through the internet or by telephone; or

•	attending and voting online at the meeting by following the instructions posted at www.virtualshareholdermeeting.com/NRIX2021 (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The final results will be tallied by the inspector of elections and filed with the Securities and Exchange Commission (SEC) in a Current Report on Form 8-K within four business days of the meeting.

Implications of Being an “Emerging Growth Company” and “Smaller Reporting Company”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and a “Smaller Reporting Company” as defined under Rule 405 of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements and no requirement to have non-binding advisory votes on executive compensation.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at ir.nurixtx.com/corporate-governance/documents-charters.

Board Composition and Leadership Structure

The positions of Chief Executive Officer and Chair of our Board of Directors are held by two different individuals (Arthur T. Sands and David Lacey, respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chair leads our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management.

Board’s Role in Risk Oversight

Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of major financial risk exposures, internal control over financial reporting, disclosure controls and procedures, legal and regulatory compliance and cybersecurity and data privacy. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk. The Development Advisory Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to our clinical research and development strategies, programs and opportunities.

Director Independence

Our common stock is listed on the Nasdaq Global Market. Under the rules of the Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s Board of Directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Corporate Governance Committees must be an “independent director.” Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, Compensation Committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Leon Chen, Julia P. Gregory, Lori A. Kunkel, David Lacey, and Jeffrey Tong representing five of our six incumbent directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Development Advisory Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on the investor relations section of our website at ir.nurixtx.com/corporate-governance/documents-charters.

Audit Committee

Our Audit Committee is composed of Drs. Lacey and Tong and Ms. Gregory, with Ms. Gregory as the chairperson of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. In addition, our Board of Directors has determined that Ms. Gregory is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose on Ms. Gregory any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors. Our Audit Committee is directly responsible for, among other things:

•	selecting and hiring our independent registered public accounting firm;

•	the qualifications, independence and performance of our independent auditors;

•	the preparation of the audit committee report to be included in our annual proxy statement;

•	our compliance with legal and regulatory requirements;

•	our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements; and

•	reviewing and approving related-person transactions.

Compensation Committee

Our Compensation Committee is composed of Drs. Kunkel, Lacey and Tong, with Dr. Lacey as the chairperson of our Compensation Committee. Each member of our Compensation Committee is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act, and meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Our Compensation Committee is responsible for, among other things:

•	evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs;

•	evaluating and recommending non-employee director compensation arrangements for determination by our board of directors;

•	administering our cash-based and equity-based compensation plans; and

•	overseeing our compliance with regulatory requirements associated with the compensation of directors, officers and employees.

The Compensation Committee has the sole authority and responsibility, subject to any approval by the Board of Directors which the Compensation Committee or legal counsel determines to be desirable or required by applicable law or the Nasdaq rules, to determine all aspects of executive compensation packages for the Chief Executive Officer and other executive officers. The Compensation Committee also makes recommendations to our Board of Directors regarding the form and amount of compensation of non-employee directors. The Compensation Committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers, and the recommendations of the Board of Directors or any member of the Board of Directors with respect to compensation of the Chief Executive Officer and other executive officers.

The Compensation Committee engaged an independent executive compensation consulting firm, Radford, which is part of the Rewards Solutions practice at Aon plc, to evaluate our executive compensation and Board of Directors compensation program and practices and to provide advice and ongoing assistance on these matters for the fiscal year ended November 30, 2020. Specifically, Radford was engaged to:

•	provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;

•	review and assess our current Board of Directors, Chief Executive Officer and other executive officer compensation policies and practices and equity profile, relative to market practices;

•	review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the Compensation Committee; and

•	review market practices regarding base salary, bonus and equity programs.

Representatives of Radford attended the regular meetings of the Compensation Committee, including executive sessions from time to time without any members of management present. During the fiscal year ended November 30, 2020, Radford worked directly with the Compensation Committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. The Compensation Committee has determined that none of the work performed by Radford during the fiscal year ended November 30, 2020 raised any conflict of interest.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Drs. Chen and Kunkel and Ms. Gregory, with Ms. Gregory as the chairperson of our Nominating and Corporate Governance Committee. Each member of our Nominating and Corporate Governance Committee meets the requirements for independence under the current Nasdaq listing standards. Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying, considering and recommending candidates for membership on our Board of Directors;

•	overseeing the process of evaluating the performance of our Board of Directors; and

•	advising our Board of Directors on other corporate governance matters.

Development Advisory Committee

Our Development Advisory Committee is composed of Drs. Kunkel and Lacey, with Dr. Kunkel as the chairperson of our Development Advisory Committee. Our Development Advisory Committee is responsible for, among other things:

•	reviewing and providing advice on our research and development programs and our progress in achieving strategic research, development and commercialization objectives;

•	overseeing our research and development platform programs and product candidate pipeline;

•	reviewing external scientific research, discoveries and commercial developments, as appropriate; and

•	evaluating our overall intellectual property strategies.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of these provisions, on our website or in public filings. The full text of our code of conduct is posted on the investor relations section of our website at ir.nurixtx.com/corporate-governance/documents-charters.

Anti-hedging

We have adopted an Insider Trading Policy that that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive officers, which prohibits such individuals from purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in market value of our common stock, such as zero cost collars and forward sales contracts and exchange funds.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2020, Drs. Kunkel, Lacey and Tong served on our Compensation Committee. None of our current executive officers has served as a member of the Board of Directors, or as a member of the Compensation Committee or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during the fiscal year ended November 30, 2020.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During fiscal year 2020, the Board of Directors held 13 meetings including telephonic meetings; the Audit Committee held 7 meetings; the Compensation Committee held 9 meetings; the Nominating and Corporate Governance Committee held 1 meeting; and the Development Advisory Committee held 1 meeting. During fiscal year 2020, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We completed our initial public offering in July 2020 and did not have an annual meeting of our stockholders in fiscal year 2020. We do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board of Directors.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chair) may do so by letters addressed to:

Nurix Therapeutics, Inc.

c/o Secretary

1700 Owens Street, Suite 205

San Francisco, California, 94158

All communications by letter addressed to the attention of our Secretary will be reviewed by the Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

Considerations in Evaluating Director Nominees

The Nominating and Corporate Governance Committee is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The Nominating and Corporate Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.

Our Board of Directors encourages selection of directors who will contribute to the company’s overall corporate goals. The Nominating and Corporate Governance Committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as breadth of experience, knowledge about our business and industry, willingness and ability to devote adequate time and effort to the Board of Directors, ability to contribute to the Board of Directors’ overall effectiveness, and the needs of the Board of Directors and its committees. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also, under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Corporate Governance Committee considers director tenure. We value diversity on a company-wide basis but have not adopted a specific policy regarding Board diversity.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications as described above. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.12 of our restated bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the restated bylaws on nominations by stockholders. Any nomination should be sent in writing to our Secretary, Nurix Therapeutics, Inc., 1700 Owens Street, Suite 205, San Francisco, California, 94158. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our restated bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

Our Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class I will stand for election at this meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders to be held in 2022 and 2023, respectively. Our Nominating and Corporate Governance Committee recommended to our Board of Directors, and our Board of Directors nominated Dr. Lacey and Ms. Gregory, each an incumbent Class I director, for election as Class I directors at the Annual Meeting. At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that each of the Class I nominees be elected as a Class I director for a three-year term expiring at the annual meeting of stockholders to be held in 2024 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Each director will be elected by a plurality of the votes present at the virtual Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the two individuals nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or both of the nominees or “WITHHOLD” your vote with respect to one or both of the nominees. Shares represented by proxies will be voted “FOR” the election of each of the Class I nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than two directors.

Nominees to the Board of Directors

The nominees and their ages as of March 12, 2021 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
David Lacey, M.D.(1)(2)(4)	68	Class I Director
Julia P. Gregory(1)(3)	68	Class I Director

(1)	Member of our Audit Committee
(2)	Member of our Compensation Committee.
(3)	Member of our Nominating and Corporate Governance Committee
(4)	Member of our Development Advisory Committee

David Lacey, M.D., has served as a member of our board of directors since April 2016, and as Chairman of our board of directors since August 2019. Dr. Lacey is a biopharmaceutical consultant at David L. Lacey LLC, where he advises academic institutions, biotechnology companies and venture capital firms, a position he has held since July 2011. Dr. Lacey currently serves on the board of directors of Arcus Biosciences, Inc., Argenx SE, Atreca, Inc., Inbiomotion SL and Unity Biotechnology, Inc. From 1994 until his retirement in 2011, Dr. Lacey held various positions, including Senior Vice President of Discovery Research, at Amgen Inc. Dr. Lacey holds a B.A. in Biology from the University of Colorado, Denver and an M.D. from the University of Colorado School of Medicine. We believe Dr. Lacey is qualified to serve on our board of directors due to his extensive experience both in leading drug discovery and as an advisor to companies in the life sciences industry.

Julia P. Gregory has served as a member of our board of directors since August 2019. Ms. Gregory is currently Chair and Chief Executive Officer of Isometry Advisors, Inc., a biotechnology financial, strategy and management advisory firm, and Managing Director at M.M. Dillon & Co., Inc., a healthcare and technology focused investment bank. Ms. Gregory formerly served as Chief Executive Officer at ContraFect Corporation, or

ContraFect, a biotechnology company focused on therapeutics for drug resistant infectious diseases, from November 2013 through March 2016, and as a member of its board of directors from April 2014 through March 2016. Prior to her appointment as Chief Executive Officer, Ms. Gregory served as ContraFect’s Executive Vice President and Chief Financial Officer from July 2012 to November 2013. From 2009 to August 2011, Ms. Gregory served as President and Chief Executive Officer of Five Prime Therapeutics, Inc., and from 2000 to 2008 she served as Executive Vice President, Corporate Development and Chief Financial Officer of Lexicon Pharmaceuticals, Inc. In addition, Ms. Gregory has twenty years of investment banking experience, including at Dillon, Read & Co. and at Punk, Ziegel & Company, where she served as the head of investment banking and head of its life sciences practice. Ms. Gregory currently serves on the board of directors of Biohaven Pharmaceutical Holding Company, Ltd., Freeline Therapeutics, Ltd. and IMV Inc. as well as on the board of directors of a number of private companies. Ms. Gregory holds a B.A. from George Washington University and an M.B.A. from the Wharton School at the University of Pennsylvania. We believe that Ms. Gregory’s industry leadership and expertise in strategy development and implementation, investment banking and business development qualifies her to serve as a member of our board of directors.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting and their ages as of March 12, 2021 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Leon Chen, Ph.D.(3)	46	Class II Director
Jeffrey Tong, Ph.D.(1)(2)	45	Class II Director
Arthur T. Sands, M.D., Ph.D.	59	Class III Director
Lori A. Kunkel, M.D.(2)(3)(4)	63	Class III Director

(1)	Member of our Audit Committee
(2)	Member of our Compensation Committee
(3)	Member of our Nominating and Corporate Governance Committee
(4)	Member of our Development Advisory Committee

Leon Chen, Ph.D., has served as a member of our board of directors since January 2020. Dr. Chen has been a Partner at The Column Group, a healthcare venture capital firm, since October 2019 and was previously a Venture Partner at OrbiMed, an investment firm, from June 2013 to September 2019. Prior to that, Dr. Chen was a Partner at Skyline Ventures from August 2007 to June 2013, and an Entrepreneur in Residence at Venrock Associates from April 2007 to September 2007. In 2002, Dr. Chen founded KAI Pharmaceuticals, Inc., where he worked until 2007. Dr. Chen currently serves on the board or directors of LogicBio Therapeutics, Inc. and Remix Therapeutics. Dr. Chen holds a B.A. in Molecular and Cell Biology from the University of California, Berkeley, a Ph.D. in Molecular Pharmacology from Stanford School of Medicine and an M.B.A. from Stanford Graduate School of Business. We believe Dr. Chen is qualified to serve on our board of directors due to his extensive experience as an entrepreneur and investor in the life sciences industry and his scientific background and training.

Jeffrey Tong, Ph.D., has served as a member of our board of directors since February 2018. Dr. Tong is currently a Partner at Third Rock Ventures, a venture capital firm, where he has worked since May 2016. From January 2016 to January 2017, Dr. Tong served as Executive Chairman of the Board of Delinia, Inc. (acquired by Celgene Corporation in 2017), a biotechnology company focused on autoimmune diseases. Dr. Tong served as President and Chief Executive Officer of Nora Therapeutics Inc. from 2010 to 2015 and was a member of the executive team of Infinity Pharmaceuticals, Inc. from 2001 to 2010. Dr. Tong currently serves as a member of the board of directors of several private companies. Dr. Tong holds an A.B. in Biochemistry from Harvard College, an M.M.S from Harvard Medical School and an A.M. and Ph.D. in Chemistry from Harvard University. We believe Dr. Tong is qualified to serve on our board of directors because of his experience working with and serving on the boards of directors of various life sciences companies.

Arthur T. Sands, M.D., Ph.D., has served as our President since June 2020 and as our Chief Executive Officer and a member of our board of directors since September 2014. Prior to joining us, Dr. Sands was the co-founder and served as President, Chief Executive Officer and as a member of the board of directors of Lexicon Pharmaceuticals, Inc., a biopharmaceutical company focused on target validation and pharmaceutical development, from 1995 to July 2014. Before founding Lexicon Pharmaceuticals, Dr. Sands served as an American Cancer Society postdoctoral fellow in the Department of Human and Molecular Genetics at Baylor College of Medicine. Dr. Sands holds a B.A. in Economics and Political Science from Yale University and an M.D. and a Ph.D. in Cell Biology from Baylor College of Medicine. We believe Dr. Sands is qualified to serve on our board of directors due to his scientific and historical experience gained from serving as our Chief Executive Officer, combined with his previous scientific training and qualifications and the skills and experience he has developed during his extensive career in the life sciences industry.

Lori A. Kunkel, M.D., has served as a member of our board of directors since July 2019. Dr. Kunkel is a biotechnology consultant at LAK505, LLC (previously D2D, LLC), where she advises on drug development, strategy and commercialization, a position she has held since 2004. Dr. Kunkel served as Chief Medical Officer of Pharmacyclics LLC from 2011 to 2013 and of Proteolix, Inc. from 2007 to 2009. From 2005 to 2007, Dr. Kunkel served as Vice President of Clinical Development of Xencor, Inc. Dr. Kunkel currently serves on the board of directors of Curis, Inc. and Maverick Therapeutics, Inc., and served as a director of Loxo Oncology, Inc. from October 2014 until February 2019 and Tocagen, Inc. from September 2015 until June 2020. Dr. Kunkel also serves as a scientific advisor to a number of public and private biotechnology companies. Dr. Kunkel received a B.A. in Biology from University of California, San Diego and an M.D. from the University of Southern California. We believe that Dr. Kunkel is qualified to serve on our board of directors due to her clinical development expertise and experience in the biopharmaceutical industry.

Family Relationships

There are no familial relationships among any of our directors and executive officers.

Non-Employee Director Compensation

For the fiscal year ended November 30, 2020, our non-employee directors received the following compensation pursuant to a program adopted by our Board of Directors, which was paid quarterly in arrears and was pro-rated for partial quarters served:

•

Cash Compensation. The program provides an annual cash retainer of $35,000 to each non-employee director. Additionally, the Chair of our Board of Directors receives an additional annual payment of $30,000; the Chair of our Audit, Compensation, Nominating and Corporate Governance and Development Advisory Committees receive an additional annual payment of $15,000, $10,000, $8,000 and $10,000 respectively; and the members of our Audit, Compensation, Nominating and Corporate Governance and Development Advisory Committees receive an additional annual payment of $7,500, $5,000, $4,000 and $5,000, respectively.

•

Equity Compensation. Each non-employee director who is elected or appointed to our Board of Directors will be granted an option to purchase 35,000 shares of our common stock upon the director’s initial appointment to our Board of Directors, referred to as the Initial Grant. The Initial Grant will vest in 36 equal installments on each monthly anniversary of the date of grant, such that the Initial Grant will become fully vested and exercisable on the three-year anniversary of the date of grant, subject to the director’s continued service through each applicable vesting date. Additionally, each non-employee director who is serving on our Board of Directors immediately prior to, and will continue to serve on the Board of Directors following, our annual meeting of stockholders, will be granted an option to purchase 17,500 shares of our common stock on the date of such annual meeting of stockholders, referred to as the Annual Grant. Each Annual Grant will vest on the anniversary of the date of grant, such that the Annual Grant will become fully vested and exercisable on the one-year anniversary of the date of grant, or if earlier, the next annual meeting of our stockholders, subject to the director’s continued service through the vesting date.

Non-employee directors are also reimbursed for reasonable expenses incurred in serving as a director, including travel expenses for attending meetings of our Board of Directors.

The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the fiscal year ended November 30, 2020. Dr. Sands, our President and Chief Executive Officer, received no compensation for his service as a director during fiscal year 2020.

Name	Fees Earned or Paid in Cash($)		Option Awards($)(1)	Total($)
Leon Chen, Ph.D.	$8,408		$114,296	$122,704
Julia P. Gregory	44,257		227,784	272,041
Lori A. Kunkel, M.D.	107,656	(2)	154,019	261,675
David Lacey, M.D.	70,775		415,624	486,399
Robert Tjian, Ph.D. (3)	28,041		114,296	142,337
Jeffrey Tong, Ph.D.	10,240		114,296	124,536

(1)

The amounts reported in this column represent the aggregate grant date fair value of the stock options granted to our directors during the year ended November 30, 2020 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 9 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2020. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our directors from the stock options. For information regarding the number of stock options held by each non-employee director as of November 30, 2020, see the table below:

Name	Option Awards
Leon Chen, Ph.D.	18,333
Julia P. Gregory	51,666
Lori A. Kunkel, M.D.	24,999
David Lacey, M.D.	66,666
Robert Tjian, Ph.D.(2)	18,333
Jeffrey Tong, Ph.D.	18,333

(2)	In the fiscal year ended November 30, 2020, Dr. Kunkel received $50,000 pursuant to her consulting agreement with us.
(3)	Dr. Tjian resigned from our Board of Directors on November 1, 2020.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED CLASS I DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected PricewaterhouseCoopers LLP as our principal independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending November 30, 2021. PricewaterhouseCoopers LLP audited our financial statements for the fiscal years ended November 30, 2020 and 2019. We expect that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2021. Although ratification by stockholders is not required by law, our Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and the interests of our stockholders.

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the fiscal years ended November 30, 2020 and 2019.

Principal Accountant Fees and Services

Fees Billed	Fiscal Year 2020	Fiscal Year 2019
Audit fees(1)	$2,021,250	$767,000
Audit-related fees	—	—
Tax fees	—	—
All other fees(2)	900	1,800

Total fees	$2,022,150	$768,800

(1)

Consist of fees billed or to be billed for professional services rendered for the annual audit of our consolidated financial statements and review of the interim consolidated financial statements included in our Form 10-Q Quarterly Reports and services that PwC normally provides in connection with documents filed with the SEC; which included the Form S-1 related to our initial public offering.

(2)	Consist of fees for products and services other than the services described above. All Other Fees for fiscal years 2020 and 2019 were related to annual subscription to accounting literature and tools.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of the Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless and only to the extent that we specifically incorporate it by reference.

The Audit Committee has reviewed and discussed with our management and PricewaterhouseCoopers LLP our audited financial statements as of and for the fiscal year ended November 30, 2020. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the U.S. Securities and Exchange Commission.

The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements as of and for the fiscal year ended November 30, 2020 be included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2020 for filing with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee

Julia P. Gregory, Chair

David Lacey, M.D.

Jeffrey Tong, Ph.D.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 12, 2021, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Percentage ownership of our common stock is based on 44,315,860 shares of our common stock outstanding on March 12, 2021. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 12, 2021 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Nurix Therapeutics, Inc., 1700 Owens Street, Suite 205, San Francisco, California 94158.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percent
Directors and named executive officers:
Arthur T. Sands, M.D., Ph.D.(1)	1,523,760	3.4%
Gwenn Hansen, Ph.D.(2)	302,285	*
Christine Ring, Ph.D., J.D.(3)	255,970	*
David Lacey, M.D.(4)	99,999	*
Leon Chen, Ph.D.(5)	18,333	*
Julia P. Gregory(6)	51,666	*
Lori A. Kunkel, M.D.(7)	55,556	*
Jeffrey Tong, Ph.D.(8)	18,333	*
All executive officers and directors as a group (10 persons)(9)	2,904,227	6.3%

Other 5% stockholders:
Entities affiliated with The Column Group(10)	6,755,881	15.2%
Third Rock Ventures III, L.P.(11)	5,422,549	12.2%
Foresite Capital Fund IV, L.P.(12)	3,250,849	7.3%
Entities affiliated with Wellington Management Group LLP(13)	2,447,584	5.5%
Redmile Group, LLC(14)	2,846,125	6.4%

*	Represents beneficial ownership of less than one percent.
(1)

Represents (i) 308,333 shares of common stock, (ii) 615,427 shares underlying options to purchase common stock that are exercisable within 60 days of March 12, 2021, and (iii) 150,000 shares of common stock held by each of CMS Family Trust DTD, EES Family Trust DTD, IGS Family Trust DTD and LAS Family Trust DTD. Dr. Sands is the trustee of the CMS Family Trust, EES Family Trust, IGS Family Trust and LAS Family Trust.

(2)	Represents (i) 13,804 shares of common stock and (ii) 288,481 shares underlying options to purchase common stock that are exercisable within 60 days of March 12, 2021.

(3)	Represents (i) 805 shares of common stock and (ii) 255,165 shares underlying options to purchase common stock that are exercisable within 60 days of March 12, 2021.
(4)	Represents (i) 33,333 shares of common stock and (ii) 66,666 shares underlying options to purchase common stock that are exercisable within 60 days of March 12, 2021.
(5)

Represents 18,333 shares underlying options to purchase common stock that are exercisable within 60 days of March 12, 2021. Dr. Chen, a member of our board of directors, is a partner of The Column Group described in note (10) below, but does not hold voting or dispositive power over the shares held by The Column Group. See note (10) below for more information regarding The Column Group.

(6)	Represents 51,666 shares underlying options to purchase common stock that are exercisable within 60 days of March 12, 2021.
(7)	Represents (i) 54,027 shares of common stock and (ii) 1,529 shares underlying options to purchase common stock that are exercisable within 60 days of March 12, 2021.
(8)

Represents 18,333 shares underlying options to purchase common stock that are exercisable within 60 days of March 12, 2021. Dr. Tong, a member of our board of directors, is a partner of Third Rock Ventures, LLC described in note (11) below, but does not hold voting or dispositive power over the shares held by Third Rock Ventures, LLC. See note (11) for more information regarding Third Rock Ventures, LLC.

(9)	Represents (i) 1,126,968 shares of common stock and (ii) 1,777,259 shares underlying options to purchase common stock that are exercisable within 60 days of March 12, 2021.
(10)

Represents (i) 3,394,333 shares of common stock held by The Column Group, LP, or TCG, (ii) 1,989,000 shares of common stock held by The Column Group II, LP, or TCG II, (iii) 686,274 shares of common stock held by Ponoi Capital, LP, or Ponoi, and (iv) 686,274 shares of common stock held by Ponoi Capital II, LP, or Ponoi II. David Goeddel, Ph.D. and Peter Svennilson are the managing partners of (i) The Column Group GP, LP, which is the general partner of TCG, and (ii) The Column Group II GP, LP, which is the general partner of TCG II. Dr. Goeddel, Mr. Svennilson and Tim Kutzkey, Ph.D. are the managing partners of (i) Ponoi Management, LLC, which is the general partner of Ponoi, and (ii) Ponoi II Management, LLC, which is the general partner of Ponoi II. Dr. Goeddel and Mr. Svennilson share voting and investment control over shares held by TCG and TCG II, and Dr. Goeddel, Mr. Svennilson and Dr. Kutzkey share voting and investment control over shares held by Ponoi and Ponoi II. Dr. Goeddel, Mr. Svennilson and Dr. Kutzkey disclaim beneficial ownership of all shares above except to the extent of their pecuniary interest therein. The address of the above persons and entities is 1700 Owens Street, Suite 500, San Francisco, CA 94158.

(11)

Represents 5,422,549 shares of common stock held by Third Rock Ventures III, L.P., or TRV III. Each of Third Rock Ventures III GP, LP, or TRV III GP, the general partner of TRV III, and Third Rock Ventures GP III, LLC, or TRV III LLC, the general partner of TRV III GP, and Mark Levin, Kevin Starr and Robert Tepper, the managers of TRV III LLC, may be deemed to have voting and investment power over the shares held of record by TRV III. The address of Third Rock Ventures is 29 Newbury Street, Boston, MA 02116.

(12)

Based solely on a Schedule 13G filing made by Foresite Capital Fund IV, L.P., or Foresite L.P. on February 16, 2021, consists of 3,250,849 shares of common stock held by Foresite L.P. Foresite L.P. Foresite Capital Management IV, LLC, or FCM IV, is the general partner of Foresite L.P. The managing director of FCM IV, James Tananbaum, may be deemed to have voting and investment power with respect to the shares held by Foresite L.P. The address of Mr. Tananbaum, Foresite L.P. and FCM IV is 101 California Street, Suite 4100, San Francisco, CA 94111.

(13)

Based solely on a Schedule 13G filing made by Wellington Management Group LLP on February 4, 2021, reporting shared voting power of 2,326,626 shares and shared dispositive power over 2,447,584 shares for each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP, and shared voting power of 2,332,098 shares and shared dispositive power over 2,332,098 shares for Wellington Management Company LLP. Wellington Management Group LLP, as parent holding company of certain holding companies and the Wellington Investment Advisers, are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The address for each of these entities is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.
(14)

Based solely on a Schedule 13G filing made by Redmile Group, LLC on February 16, 2021, consists of 2,846,125 shares of common stock held by certain private investment vehicles and separately managed accounts managed by Redmile Group, LLC, which shares may be deemed beneficially owned by Redmile Group, LLC as investment manager of such private investment vehicles and separately managed accounts. The shares may also be deemed beneficially owned by Jeremy C. Green as the principal of Redmile Group, LLC. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address of Redmile Group, LLC is One Letterman Drive, Building D, Suite D3-300, San Francisco, CA 94129.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of March 12, 2021:

Name	Age	Position(s)
Arthur T. Sands, M.D., Ph.D.	59	President, Chief Executive Officer and Director
Pierre Beaurang, Ph.D.	50	Chief Business Officer
Gwenn Hansen, Ph.D.	50	Chief Scientific Officer
Christine Ring, Ph.D., J.D.	56	General Counsel and Secretary
Hans van Houte	55	Chief Financial Officer

Arthur T. Sands has served as our President since June 2020 and as our Chief Executive Officer and a member of our Board of Directors since September 2014. Dr. Sands’ biographical information is set forth above under the heading “Proposal No. 1 Election of Class I Directors — Continuing Directors.”

Pierre Beaurang, Ph.D. has served as our Chief Business Officer since February 2016 and served as our Vice President, Business and Corporate Development from September 2014 to January 2016. Prior to joining us, Dr. Beaurang served in a variety of roles at Five Prime Therapeutics, Inc., a biotechnology company developing immune modulators and precision therapies for solid tumor cancers, from 2001 to September 2014, including as Associate Director, Licensing and Collaborations, Director, Business Development, Senior Director, Business Development and Executive Director Business Development. Dr. Beaurang holds a B.A. in Biology and M.A. in Biotechnology from Boston University, and a Ph.D. in Molecular and Cell Biology from the University of California, Berkeley.

Gwenn Hansen, Ph.D. has served as our Chief Scientific Officer since June 2020 and served as our Senior Vice President, Research from July 2019 through May 2020. Prior to becoming our Senior Vice President, Research, Dr. Hansen served as our Vice President, Drug Discovery Technologies, from September 2018 to July 2019, Senior Director, Drug Discovery Technologies, from February 2018 to September 2018, Director, Drug Discovery Technologies, from July 2017 to February 2018, and Director, Library Discovery from December 2015 to July 2017. From August 2014 to October 2015, Dr. Hansen was an associate professor in the Center for Drug Discovery at Baylor College of Medicine. From 2001 to 2014, Dr. Hansen served in a variety of discovery-focused roles at Lexicon Pharmaceuticals. Dr. Hansen holds a B.A. in Biology from Gustavus Adolphus College and a Ph.D. in Biomedical Sciences from the University of Tennessee-Knoxville.

Christine Ring, Ph.D., J.D., has served as our Secretary since March 2020 and as our General Counsel since September 2019. Prior to joining us, Dr. Ring served as Senior Vice President, Legal from February 2018 to April 2019 and Vice President, Legal from June 2014 to February 2018 of Dermira, Inc., a biopharmaceutical company focused on medical dermatology. From 2006 to June 2014, Dr. Ring worked for Amyris, Inc., a biotechnology company focused on renewable fuels and specialty chemicals, as Vice President and Chief IP Counsel from 2006 to 2011 and Senior Vice President, Technology Strategy and Licensing from 2012 to June 2014. From 2001 to 2006, Dr. Ring served as the Director of Intellectual Property for Sunesis Pharmaceuticals, Inc. From 2000 to 2001, Dr. Ring served as Senior Patent Attorney for Kosan Biosciences Incorporated. Prior to that, Dr. Ring served as an associate at Pillsbury Madison & Sutro, LLP (now Pillsbury Winthrop Shaw Pittman, LLP) and Limbach & Limbach, LLP. Dr. Ring holds an A.B. in Biophysics from the University of California, Berkeley, a Ph.D. in Pharmaceutical Chemistry from the University of California, San Francisco, and a J.D. from the University of California, Hastings College of the Law.

Hans van Houte has served as our Chief Financial Officer since June 2020, served as our Senior Vice President, Finance from January 2018 through May 2020 and served as our Vice President, Finance, from March 2016 to January 2018. Prior to joining us, Mr. van Houte was a managing partner at Bionation LLC, a financial consulting firm, from July 2009 to February 2016. From 2008 to 2009, Mr. van Houte served as Vice President, Finance and Administration of Allozyne, Inc., and from 2003 to 2008, Mr. van Houte served as Vice President, Finance and Operations of Trubion Pharmaceuticals, Inc. Mr. van Houte previously served in various finance roles at Ostex International Inc. and Vertex Pharmaceuticals Incorporated. Mr. van Houte holds a B.S. in Business Administration, Finance and Accounting from Babson College.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure set forth information about the compensation provided to certain of our executive officers during the fiscal years ended November 30, 2020 and 2019. These executive officers, who include our principal executive officer and the two most highly-compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of the fiscal year ended November 30, 2020, were:

•	Arthur T. Sands, President, Chief Executive Officer and Director;

•	Gwenn Hansen, Chief Scientific Officer; and

•	Christine Ring, General Counsel and Secretary.

We refer to these individuals as our “named executive officers.”

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to and earned by our named executive officers during the years ended November 30, 2019 and 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Option Awards ($)(4)		Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)		Total ($)
Arthur T. Sands, M.D., Ph.D.	2020	521,167	—		16,015,074	(6)	328,100	3,500	(7)	16,867,841
President, Chief Executive Officer and Director	2019	474,257	400,000		352,265		—	251,512	(8)	1,478,034
Gwenn Hansen, Ph.D.	2020	391,250	97,600	(2)	878,727		181,500	3,500	(7)	1,552,577
Chief Scientific Officer	2019	299,167	298,800	(3)	93,937		—	3,500	(7)	695,404
Christine Ring, Ph.D., J.D.	2020	376,250	—		758,641		168,700	3,500	(7)	1,307,091
General Counsel

(1)

Our board of directors awarded 2019 bonuses to our executive officers in its discretion after considering a variety of factors, including achievement of preclinical and business development milestones and individual performance.

(2)

Represents two installments of Dr. Hansen’s recognition bonus, which were paid in July 2020 and November 2020, respectively. For additional information regarding Dr. Hansen’s recognition bonus, see “—Special Recognition Bonus Program”

(3)

The amount represents (i) $250,000 awarded to Dr. Hansen pursuant to note (1) above and (ii) $48,800 awarded to Dr. Hansen as the first installment of her recognition bonus, which was paid in November 2019. For additional information regarding Dr. Hansen’s recognition bonus, see “—Special Recognition Bonus Program.”

(4)

The amounts reported in the “Option Awards” column represents the aggregate grant date fair value of such awards granted to our named executive officers during the fiscal years ended November 30, 2020 and 2019 as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 9 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2020. The amounts reported in these columns reflect the accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by our named executive officers from the equity awards.

(5)	For additional information regarding the non-equity incentive plan compensation, see “—Non-Equity Incentive Plan Awards.”
(6)	For more information regarding these awards, including vesting information, see “Outstanding Equity Awards at 2020 Fiscal Year-End Table” below.

(7)	The amount represents 401(k) plan matching contributions.
(8)	The amount includes $155,525 for relocation expenses, $92,487 for travel and rental housing expenses and $3,500 in 401(k) plan matching contributions.

Special Recognition Bonus Program

In October 2019, we adopted a one-time special recognition bonus program for Dr. Hansen and certain other employees. Under the program, Dr. Hansen received a cash bonus payment of $244,000 paid in five equal installments of $48,800. The first installment was paid in November 2019, with subsequent payments made on July 31, 2020, November 30, 2020, July 30, 2021 and November 30, 2021.

Non-Equity Incentive Plan Awards

Annual bonuses for our executive officers are based on the achievement of corporate and individual performance objectives. For the 2020 bonuses, these objectives included certain developmental and regulatory milestones. In February 2021, our board of directors met to review performance against the 2020 corporate and individual performance objectives and approved 2020 cash bonuses for the named executive officers in the amounts set forth in the “Non-equity incentive plan compensation” column of the “Summary compensation table” above, which represented approximately 125% of Dr. Sands’ 2020 target bonus, approximately 123% of Dr. Hansen’s 2020 target bonus, and approximately 121% of Dr. Ring’s 2020 target bonus.

2020 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of our named executive officers, information regarding outstanding stock options held as of November 30, 2020.

	Option Awards(1)								Stock Awards
Name	Grant Date		Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock that have not Vested (#)	Market Value of Units of Stock that have not Vested ($)(2)
Arthur T. Sands, M.D., Ph.D.	3/2/2018	(3)	2/2/2018	—	—	1.20	3/1/2028	41,666	1,775,805
	8/29/2019	(3)	6/10/2019	249,999	—	1.86	8/28/2029	—	—
	2/27/2020	(3)	2/18/2020	153,333	—	7.26	2/26/2030	—	—
	6/14/2020	(3)	6/1/2020	12,245	105,294	9.57	6/13/2030	—	—
	6/14/2020	(4)	6/14/2020	—	100,000	9.57	6/13/2030	—	—
	10/21/2020	(3)	7/23/2020	67,014	737,156	26.91	10/20/2030	—	—
Gwenn Hansen, Ph.D.	2/11/2016	(5)	12/14/2015	31,333	—	0.84	2/10/2026	—	—
	3/2/2018	(3)	2/2/2018	8,333	—	1.20	3/1/2028	—	—
	11/15/2018	(3)	9/3/2018	20,000	—	1.68	11/14/2028	—	—
	8/29/2019	(3)	6/10/2019	66,666	—	1.86	8/28/2029	—	—
	2/27/2020	(3)	2/18/2020	76,666	—	7.26	2/26/2030	—	—
	5/28/2020	(3)	5/28/2020	83,333	—	9.57	5/27/2030	—	—
Christine Ring, Ph.D., J.D.	10/1/2019	(5)	9/9/2019	121,666	—	1.86	9/30/2029	—	—
	11/14/2019	(5)	9/9/2019	10,000	—	1.86	11/13/2029	—	—
	2/27/2020	(3)	2/18/2020	13,333	—	7.26	2/26/2030	—	—
	5/28/2020	(3)	5/28/2020	111,666	—	9.57	5/27/2030	—	—

(1)

The outstanding stock option awards granted on October 21, 2020 were granted under the 2020 Equity Incentive Plan. All other outstanding stock option awards were granted under the 2012 Equity Incentive Plan.

(2)	The market value is based on the closing price of our common stock on November 30, 2020.
(3)	This stock option vests monthly at the rate of 1/48th of our common stock underlying the stock option following the vesting commencement date, in each case subject to continued service.
(4)

This stock option is subject to the achievement of certain vesting performance milestones related to DeCART Therapeutics, Inc., our wholly-owned subsidiary, including, fundraising, pre-clinical development, and operational milestones, in each case subject to Dr. Sands’ continued employment as our Chief Executive Officer on each milestone date. The performance period for this stock option is the grant date through June 1, 2024. If any or all of the vesting performance milestones are not achieved prior to June 1, 2024, such shares attributable to any such vesting performance milestone shall be automatically forfeited.

(5)

This stock option vests at a rate of 1/4th of the shares of our common stock underlying the stock option on the one-year anniversary of the vesting commencement date and an additional 1/48th vests monthly thereafter, subject to the executive’s continued service to us.

Employment Arrangements with our Named Executive Officers

Each of our named executive officers is employed at-will and their compensation is reviewed periodically and subject to the discretion of our board of directors and compensation committee. We have entered into amended and restated offer letters with each of our named executive officers. Each of these amended and restated offer letters provides for at-will employment and include each officer’s base salary, a discretionary incentive bonus opportunity and standard employee benefit plan participation. Any potential payments and benefits due upon a termination of employment or in connection with a change in control of us are described below in “ —Potential payments upon termination or change in control.”

Potential Payments upon Termination or Change in Control

Certain of our officers, including our named executive officers, participate in our Severance and Change in Control Plan, or the Severance Plan.

Outside of a Change in Control. Pursuant to the Severance Plan and his Severance Plan participation agreement, if Dr. Sands is terminated without “cause” or resigns for “good reason” (as such terms are defined in the Severance Plan), he will be entitled to receive a cash amount, payable in a lump sum, equal to his (i) annual base salary and (ii) any annual bonus earned for our prior completed fiscal year to the extent not yet paid. In addition, Dr. Sands will be entitled to continued coverage under our group-healthcare plans for a period ending on the earlier of (x) 12 months following the termination date and (y) the date that he and his covered dependents become eligible for coverage under another employer’s plans.

Pursuant to the Severance Plan and their applicable Severance Plan participation agreements, if Dr. Hansen and Dr. Ring are terminated without “cause” or resign for “good reason” (as such terms are defined in the Severance Plan), they will be entitled to receive a cash amount, payable in a lump sum, equal to (i) 0.75 times their annual base salary and (ii) any annual bonus earned for our prior completed fiscal year to the extent not yet paid. In addition, Dr. Hansen and Dr. Ring will be entitled to continued coverage under our group-healthcare plans for a period ending on the earlier of (x) nine months following the termination date and (y) the date that they and their covered dependents become eligible for coverage under another employer’s plans.

In Connection with a Change in Control. In the event that Dr. Sands is terminated without “cause” or resigns for “good reason” within 12 months following a “change in control” of us (as such terms are defined in the Severance Plan), then in lieu of the foregoing, he will be entitled to receive a cash amount, payable in a lump sum, equal to (i) two times his annual base salary, (ii) any annual bonus earned for our prior completed fiscal year to the extent not yet paid and (iii) his target bonus for the fiscal year in which the termination occurs. Dr. Sands will also be entitled to continued coverage under our group-healthcare plans for a period ending on the earlier of (x) 24 months following the termination date and (y) the date that Dr. Sands and his covered dependents become eligible for coverage under another employer’s plans. In addition, each then-outstanding equity award that vests subject to Dr. Sand’s continued service will automatically become vested and exercisable in full and any equity awards subject to performance-based vesting criteria shall be treated in accordance with the applicable award agreement or other applicable equity incentive plan governing the terms of such equity award; provided, however, that the stock option granted to Dr. Sands in June 2020 that is subject to DeCart-based performance requirements, as described above in the narrative under “—2020 Outstanding Equity Awards at Fiscal-Year End Table,” is not eligible for acceleration under the Severance Plan.

In the event that Dr. Hansen and Dr. Ring are terminated without “cause” or resigns for “good reason” within 12 months following a “change in control” of us (as such terms are defined in the Severance Plan), then in lieu of the payments and benefits set forth above, they will be entitled to receive a cash amount, payable in a lump sum, equal to (i) their annual base salary, (ii) any annual bonus earned for our prior completed fiscal year to the extent not yet paid and (iii) their target bonus for the fiscal year in which the termination occurs. Dr. Hansen and Dr. Ring will also be entitled to continued coverage under our group-healthcare plans for a period ending on the earlier of (x) 12 months following the termination date and (y) the date that they and their covered dependents become eligible for coverage under another employer’s plans. In addition, each then-outstanding equity award that vests subject to their continued service will automatically become vested and exercisable in full and any equity awards subject to performance-based vesting criteria shall be treated in accordance with the applicable award agreement or other applicable equity incentive plan governing the terms of such equity award.

The vesting of any outstanding equity award that is not assumed by a successor company following a change in control of us will automatically accelerate in full without regard to Drs. Sand, Hansen or Ring’s termination of service.

For purposes of the Severance Plan, “cause” means: a Severance Plan participant (i) has been convicted of, or has pleaded guilty or nolo contendere to, any felony or crime involving moral turpitude, (ii) has engaged in a willful act of misconduct, or committed any act of fraud, theft, embezzlement, misappropriation of funds, breach of fiduciary duty or other willful act of material dishonesty against us, (iii) other than in the case of a termination of employment during the period commencing on the change in control (as defined in the Severance Plan) and ending 12 months following the change in control (the “change in control period”), has materially failed or refused to satisfactorily perform the material duties lawfully and reasonably assigned to the him or her or has performed such material duties with gross negligence; (iv) has breached any material term or condition of his or her employment agreement, or Employment, Confidential Information and Intellectual Property Assignment Agreement with us or any other material agreement with us; or (v) acted in willful violation or disregard of any written policy or practice of ours, including a code of conduct, which results in material loss, damage or injury to us; in each case provided that any of the foregoing may be cured, if curable, within 30 days’ notice from us.

For purposes of the Severance Plan, “good reason” means: a cessation of a Severance Plan participant’s employment as a result of his or her resignation within 90 days after the occurrence of one or more of the following without his or her consent: (i) a reduction of more than 10% in his or her base salary as an employee of ours, except to the extent that we implement an equal percentage reduction applicable to all executive officers and management personnel; (ii) a material reduction in his or her duties, responsibilities or authority with us; provided that this clause (ii) shall only apply in the case of a termination during a Change in Control Period; (iii) a change in the geographic location at which he or she must perform services which results in an increase in the one-way commute of him or her by more than 50 miles; or (iv) a successor of ours does not assume the Severance Plan. A resignation for Good Reason will not be deemed to have occurred unless the Severance Plan participant gives us written notice of the condition within 90 days after the condition comes into existence and we fail to remedy the condition within 30 days after receiving his or her written notice.

For purposes of the Severance Plan, “change in control” means: the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of us representing more than fifty percent (50%) of the total voting power represented by our then outstanding voting securities; (ii) the consummation of the sale or disposition by us of all or substantially all of our assets; or (iii) the consummation of a merger or consolidation of us with any other corporation, other than a merger or consolidation which would result in the our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by our voting securities or such surviving entity or its parent outstanding immediately after such merger or consolidation; provided that the event also qualifies as a change in control under U.S. Treasury Regulation 1.409A-3(i)(5)(v) or 1.409A-3(i)(5)(vii).

All such severance payments and benefits are subject to each named executive officer’s execution of a general release of claims against us. The terms of the Severance Plan supersede all prior agreements with our named executive officers, including their respective individual offer letters and employment agreements, with respect to any severance payments and equity acceleration to which any such named executive officers may be entitled upon a termination of service or change in control of us.

Other Benefits

Our named executive officers are eligible to participate in our employee benefit plans on the same basis as our other employees, including our 401(k) plan and health and welfare plans.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of November 30, 2020 with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options (1)	Weighted- average exercise price of outstanding options (1)	Number of securities remaining available for future issuance under equity compensation plans (2)
Equity compensation plans approved by security holders	4,387,862	$10.43	3,765,684
Equity compensation plans not approved by security holders	—	—	—

Total	4,387,862	$10.43	3,765,684

(1)	Includes our 2012 Equity Incentive Plan (2012 EIP) and our 2020 Equity Incentive Plan (2020 EIP). Excludes purchase rights accruing under our 2020 Employee Stock Purchase Plan (2020 ESPP).
(2)

There are no shares of common stock available for issuance under our 2012 EIP, but the plan will continue to govern the terms of stock options granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2012 EIP that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally become available for future grant and issuance under our 2020 EIP. In addition, this includes 3,035,684 shares of common stock that remain available for grant under our 2020 EIP and 730,000 shares of common stock that remain available for purchase under the 2020 ESPP. Additionally, the number of shares reserved for issuance under our 2020 EIP will increase automatically on December 1 of each of 2020 through 2029 by the number of shares equal to the lesser of 4% of the aggregate number of outstanding shares of our common stock as of the immediately preceding November 30, or a number as may be determined by our Board of Directors. Pursuant to this provision, the number of shares reserved for grant and issuance under our 2020 EIP increased by 1,544,594 on December 1, 2020. Similarly, the number of shares reserved for issuance under our 2020 ESPP will increase automatically on December 1 of each of 2020 through 2029 by the number of shares equal to the lesser of 1% of the aggregate number of outstanding shares of our common stock as of the immediately preceding November 30, or a number of shares as may be determined by our Board of Directors. Pursuant to this provision, the number of shares reserved for grant and issuance under our 2020 ESPP increased by 388,648 shares on December 1, 2020.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

From December 1, 2019 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under “Proposal No. 1 Election of Class I Directors” and “Executive Compensation” above.

Policies and Procedures for Related-Party Transactions

Our Board of Directors has adopted a written related person transactions policy. Under this policy, our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our audit committee, or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our restated bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice thereof in writing to the Secretary at Nurix Therapeutics, Inc., 1700 Owens Street, Suite 205, San Francisco, California, 94158.

To be timely for our company’s annual meeting of stockholders to be held in 2022 (the 2022 Annual Meeting), a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on January 6, 2022 and not later than the 5:00 p.m. Eastern Time on February 5, 2022. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the 2022 Annual Meeting the information required by applicable law and our restated bylaws. However, if the date of the 2022 Annual Meeting is more than 30 days before or more than 70 days after the one-year anniversary of the date of our 2021 Annual Meeting, for the stockholder notice to be timely, it must be delivered to the Secretary at our principal executive offices not earlier than the close of business on the 120th day prior to the date of our 2022 Annual Meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2022 Annual Meeting must be received by us not later than November 25, 2021 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the 2022 Annual Meeting the information required by applicable law and our restated bylaws.

Available Information

The Annual Report on Form 10-K is also available at ir.nurixtx.com/.

“Householding”—Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report on Form 10-K and proxy materials, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our Annual Report on Form 10-K and proxy materials. A single set of Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders of record may revoke their consent at any time by contacting American Stock Transfer & Trust Company, LLC, either by calling toll-free 1-800-937-5449 or 1-718-921-8300, or by writing to American Stock Transfer & Trust Company, LLC, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219. Stockholders who are the beneficial owners of shares held in an account with a brokerage firm, bank, trustee or similar organization may revoke their consent at any time by contacting their broker, bank, or other holder of record.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the proxy statement, proxy card, Annual Report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the proxy statement, proxy card, Annual Report on Form 10-K and other proxy materials, you may write our Investor Relations Department at Nurix Therapeutics, Inc., 1700 Owens Street, Suite 205, San Francisco, California, 94158, Attn: Investor Relations, or submit a request on our website at ir.nurixtx.com/shareholder-resources/contact-ir.

Any stockholders who share the same address and currently receive multiple copies of our Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address or telephone number listed above.

OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

NURIX THERAPEUTICS, INC. 1700 OWENS STREET, SUITE 205 SAN FRANCISCO, CA 94158 VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 5, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/NRIX2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 5, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D44511-P53174 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NURIX THERAPEUTICS, INC.    For Withhold For All All All Except The Board of Directors recommends you vote FOR the     listed nominees:     1. Election of Directors     Nominees:     01)    David Lacey, M.D. 02)    Julia P. Gregory The Board of Directors recommends you vote FOR the following proposal: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2021. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. If no direction is made, this proxy will be voted “FOR ALL” for Proposal 1 and “FOR” Proposal 2. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. D44512-P53174 NURIX THERAPEUTICS, INC. Annual Meeting of Stockholders May 6, 2021 9:00 AM, PDT This proxy is solicited on behalf of the Board of Directors The stockholder(s) hereby appoint(s) Arthur T. Sands and Christine Ring, or either of them, attorneys and proxies, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Nurix Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Pacific Time on Thursday, May 6, 2021, by virtual meeting via live webcast, and any adjournment or postponement thereof, in accordance with the instructions set forth on the reverse side of this proxy card. The proxies are authorized to vote in their discretion upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting, and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side